Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statements (No. 333-52176, 333-110104, 333-156380, 333-171491 and 333-193232)  on Form S-8, (No. 333-195379) on Form S-3, and (No. 333-188093) on Form S-1 of ARI Network Services, Inc. of our report dated June 30, 2015, relating to our audits of the financial statements of Direct Communications, Incorporated as of and for the years ended September 30, 2014 and 2013, included in this Current Report on Form 8-K/A of ARI Network Services, Inc.

/s/ McGladrey L.L.P.

Des Moines, IA

September 25, 2015